Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Quarterly Report on Form 10-Q for the three months ended March 31, 2022 (the “Report”) by Shapeways Holdings, Inc. (the “Registrant”), I, Greg Kress as Chief Executive Officer of the Registrant hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
1.the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Shapeways Holdings, Inc.

Dated: May 16, 2022	By: /s/ Greg Kress
Greg Kress
Chief Executive Officer and Director
(Principal Executive Officer)